WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.



                                   EXHIBIT 27

                  TXON INTERNATIONAL DEVELOPMENT CORPORATION

                         (A Development Stage Company)

                             FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1998

                                      AND

                            MARCH 31, 1999 (UNAUDITED)

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Txon International Development Corporation
Salt Lake City, Utah

Board Members:

     We have audited the accompanying balance sheet of Txon International Development Corporation (a development Stage Company) as of September 30, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the period January 29, 1998 (inception)to September 30, 1998 then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Txon International Development Corporation (a development Stage Company), as of September 30, 1998 and the results of its operations, and its cash flows for the period January 29, 1998 (inception) to September 30, 1998 then ended in conformity with generally accepted accounting principles.

                                   Respectfully submitted,


                                   /S/ Robinson Hill & Company
                                   Certified Public Accountants

Salt Lake City, Utah
January 16 , 1999

                  TXON INTERNATIONAL DEVELOPMENT CORPORATION
                          (A Development Stage Company)
                                  BALANCE SHEET





                                          (Unaudited)
                                          March 31,             September 30,
                                          1999                  1998
ASSETS
  Cash in bank                            $  6,881              $ 83,468
  Investments                                6,000                 6,000

        Total Assets                      $ 12,881              $ 89,468

LIABILITIES AND STOCKHOLDERS' EQUITY

  Accounts payable                        $  6,714              $ 12,251
  Accrued expenses                          19,500                 6,031
  Accounts payable - officers               65,615                16,200

          Total Liabilities                 91,829                34,482

Stockholders' Equity
Preferred stock (par value $0.001),
 10,000,000 shares authorized, no
 shares issued at September 30, 1998           --                     --
Common stock to be issued                  200,000               110,000
Common stock (par value $0.001),
 50,000,000 shares authorized, no
 shares issued at September 30, 1998           --                     --
Capital in excess of par value                 --                     --
Deficit accumulated during development
 stage                                    (278,948)              (55,014)

          Total Stockholders' Equity      ( 78,948)               54,986

          Total Liabilities and
           Stockholders' Equity          $  12,881              $ 89,468


The accompanying notes are an integral part of these financial statements.

                TXON INTERNATIONAL DEVELOPMENT CORPORATION
                       (A Development Stage Company)
                          STATEMENT OF OPERATIONS





                                (Unaudited)                    Cumulative
                                For the Six   For the Period   Since
                                Months Ended  Ended            Inception of
                                March 31,     September 30,    Development
                                1999          1998             Stage

Revenues                        $     -       $    -           $     -

Expenses
  Selling, general and
   administrative expenses       223,934       55,014           278,948
Operating Loss                  (223,934)     (55,014)         (278,948)

Other income (expense):
   Interest expense                    -            -                 -

Loss before taxes               (223,934)     (55,014)         (278,948)
Income taxes                           -            -                 -

       Net Loss                $(223,934)    $(55,014)        $(278,948)

Basic per Share Amounts
Net Income (Loss)              $   (0.06)    $  (0.06)

Weighted Average Shares
 Outstanding                   3,460,000      854,144



The accompanying notes are an integral part of these financial statements.

               TXON INTERNATIONAL DEVELOPMENT CORPORATION
                      (A Development Stage Company)
             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                    Deficit
                                                                  Accumulated
                        Common Stock                                 During
              Preferred To be Issued       Common      Excess of Development
              Stock     Shares    Amount   Shares  Amount  Par value    Stage

Stock to be
 issued in
 exchange
 for cash      -        2,200,000 $110,000  -       -       -         $   -
Net Loss       -                -        -  -       -       -
(55,014)

Balance
 September 30,
 1998          -        2,200,000  110,000  -       -       -
(55,014)

Stock to be
 issued in
 exchange for
 cash          -        1,800,000   90,000  -       -       -               -

Net Loss       -                -        -  -       -       -
(223,934)

Balance March
 31, 1999
 (Unaudited)   -        4,000,000 $200,000  -       -       -
$(278,948)

      The accompanying notes are an integral part of these financial statements.

                  TXON INTERNATIONAL DEVELOPMENT CORPORATION
                         (A Development Stage Company)
                            STATEMENT OF CASH FLOWS



                                       (Unaudited)                  Cumulative
                                       For the Six   For the        Since
                                       Months Ended  Period Ended   Inception
of
                                       March 31,     September 30,
Development
                                       1999          1998           Stage

Cash Flows from Operating Activities:
 Cash paid to suppliers and employees  $166,587      $ 20,532       $187,119
      Net cash used in
       operating activities            (166,587)      (20,532)      (187,119)

Cash Flows from Investing Activities:
 Investment in deferred
  development costs                           -       ( 6,000)      (  6,000)
     Net cash used by
      investing activities                    -       ( 6,000)      (  6,000)

Cash Flows from Financing Activities:
  Proceeds from common stock
   to be issued                          90,000       110,000        200,000
      Net cash provided by
       financing activities              90,000       110,000        200,000

Net change in cash and cash equivalents (76,587)       83,468          6,881
Cash and cash equivalents at
 beginning of year                       83,468             -              -

Cash and cash equivalents at end of year $6,881       $83,468       $  6,881

Reconciliation of Net Loss to Net Cash
 Used in Operating Activities:
Net loss                              $(223,934)      (55,014)     $(278,948)

Adjustments used to reconcile net
 loss to Net cash used in operating
 activities:
Increase in accounts payable             (5,537)       12,251          6,714
Increase accrued expenses                13,469         6,031         19,500
Increase in accounts payable - officers  49,415        16,200         65,615

Net cash used in operating activities $(166,587)     $(20,532)     $(187,119)

      The accompanying notes are an integral part of these financial statements.

                  TXON INTERNATIONAL DEVELOPMENT CORPORATION
                         (A Development Stage Company)
                         NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                  (References to March 31, 1999 are Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES

     This summary of accounting policies for Txon International Development Corporation is presented to assist in understanding the Company' financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     The unaudited financial statements as of March 31, 1998 and for the six months then ended reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly state the financial position and results of operations for the six months. Operating results for interim periods are not necessarily indicative of the results which can be expected for full years.

Organization and Basis of Presentation

     The Company was incorporated under the laws of the state of Nevada on January 29, 1998 as Weston International Development Corporation. On July 28, 1998 the name of the Company was changed to Txon International Development
Corporation. The primary business of the Company is the acquisition, development, construction and operation of real properties. The Company is in the development stage since January 29, 1998 (inception) and has not commenced planned principal operations.

Nature of Business

     The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the company.

Cash Equivalents

     For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

                 TXON INTERNATIONAL DEVELOPMENT CORPORATION
                         (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1998
                                   (Continued)
                    (References to March 31, 1999 are Unaudited)


NOTE 1 - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES (continued)

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

Net Loss per Common Share

     There are no outstanding common stock equivalents for 1998 and are thus not considered.

     The reconciliations of the numerators and denominators of the basic EPS computations are as follows:


              For the Six Months Ended March 31, 1999 (Unaudited)

                                             Number
                                             of
                               Loss          Shares         Loss Per
                               (numerator)   (denominator)  Share
Loss to Common Shareholders    $(223,934)    3,460,000      $(0.06)




                    For the Period Ended September 30, 1998

                                              Number
                                              of
                                Loss          Shares           Loss Per
                                (numerator)   (denominator)    Share

Loss to Common Shareholders     $(55,014)     854,144          $(0.06)

                   TXON INTERNATIONAL DEVELOPMENT CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                 SEPTEMBER 30, 1998
                                    (Continued)
                  (References to March 31, 1999 are Unaudited)


NOTE 2 - INCOME TAXES

     The Company has accumulated tax losses estimated at $275,000 and $53,000, as of March 31, 1999 and September 30, 1998 respectively, expiring in 2013. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. The amount of net operating loss carryforward available to offset future taxable income will be limited if there is a substantial change in ownership.

NOTE 3 - DEVELOPMENT STAGE

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of March 31, 1999 and September 30, 1998 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - RELATED PARTY TRANSACTIONS
     During 1999 and 1998 the Company borrowed $46,000 and $40,000, respectively from an officer and shareholder to pay administrative expenses. The loan is payable on demand. As of March 31, 1999 and September 30, 1998, the principal owing is $65,615 and $16,200, respectively.

     During 1998 the Company paid $3,000 to an officer for rent of office space.